UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 26, 2021

Date of Report (Date of earliest event reported)

STRONG SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55819	38-3942046
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employ Identification Number)

102 North Curry Street, Carson City, Nevada 89703

(Address of Principal Executive Offices (Zip Code)

(775) 461-3445

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders

A Special Meeting of Shareholders of Strong Solutions, Inc. (the “Company”) was held on March 22, 2021. The special meeting was held in order to vote upon the following proposals:

1. Removal of Mr. Guzii

Mr. Guzii is an attorney and resident of the Ukraine. The Pandemic has made it difficult at times to communicate with the Corporation and his removal has no other bearing than that.

2. Election of Directors

The following individuals were nominated to the board of directors of the Company:

David Anderson

Oscar Kaalstad

Eric Stevenson

There were 38,193,000 shares of common stock issued and outstanding and entitled to vote as of the Record Date of the meeting, December 31, 2020. All shareholders were mailed a Notice of the Meeting and Proxy ten (10) days prior to the Meeting. The results of that Special Shareholders Meeting were presented by the Inspector of Election for the Meeting as follows:

	FOR	AGAINST	ABSTAIN
Removal of Mr. Guzii:	36,600,000	-	-
David Anderson – Nominee	36,600,000	-	-
Oscar Kaalstad – Nominee	36,600,000	-	-
Eric Stevenson – Nominee	36,600,000	-	-

A copy of the Report of Inspector of Election, Notice of Meeting and Proxy Card. is attached to this 8-K.

Item 9.01. Exhibits.

Exhibit No.	Description
99.1	Report of Inspector of Election
99.2	Notice of Special Shareholders Meeting
99.3	Proxy Card

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strong Solutions, Inc.

Date: March 26, 2021	By:	/s/ Eric Stevenson
Eric Stevenson
Secretary